                                                                   EXHIBIT 23.A


              Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to (1) the inclusion in this Form S-4 of our Report (Gaither Koewler Rohlfer Luckett & Co. as predecessor the Gaither Rutherford & Co.) dated January 13, 1993, on the consolidated financial statements of National City Bancshares, Inc., 1992, for the year ended December 31, 1992, and (2) the incorporation of our report included in this Form S-4 into the Corporation's previously filed Registration Statement Commission file No.0-13585.

As independent certified public accountants, we hereby consent to the inclusion in this Form S-4 of our report (Gaither Koewler Rohler Luckett & Co., as predecessor to Gaither Rutherford & Co.) dated January 22, 1993, on the consolidated financial statements of Lincolnland Bancorp, Inc., for the year ended December 31, 1992.


Gaither Rutherford & Co., LLP

/s/ Gaither Rutherford & Co., LLP

Certified Public Accountants
Evansville, Indiana
March, 1995